As Filed With the Securities and Exchange Commission on November 12, 2004

                                                   Registration No. 333-116097
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                  3rd Amendment

                             Registration Statement
                        Under the Securities Act of 1934

                            Conrad Enterprises, Inc.
                 (Name of Small Business Issuer in its Charter)

                NEVADA                                       73-1675846
    (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

         1379 Hygeia Avenue
         Encinitas, CA 92024                                (760) 239-1554
(Address of principal Executive Offices)             (Issuer's Telephone Number)

            Karen Batcher
           4190 Bonita Road
           Bonita, CA 91902                                 (619) 788-7881
(Name and Address of Agent for Service)                   (Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
   Title of Each                          Proposed Maximum       Proposed Maximum
 Class of Securities     Amount to be      Offering Price       Aggregate Offering         Amount of
  to be Registered        Registered        Per Unit (1)             Price (2)        Registration Fee
------------------------------------------------------------------------------------------------------
     Common                 58,000             $1.50                 $87,000               $21.75
======================================================================================================

(1) Fixed offering price was set by the selling shareholders until the securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers, that commissions and discounts paid in connection with the sale of the shares by selling shareholders will be determined through negotiations between them and the broker-dealers, and that the shareholders will bear the commission costs.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            CONRAD ENTERPRISES, INC.
                               1379 HYGEIA AVENUE
                               ENCINITAS, CA 92024
                                  760-943-8861

                          58,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Conrad Enterprises, Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $1.50 per share for a total of $87,000. The price of $1.50 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The selling shareholders may sell their shares directly through market makers acting in their capacity as broker-dealers. The commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers, and the shareholders will bear the commission costs.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 3.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is: November 11, 2004

                                TABLE OF CONTENTS

SUMMARY...................................................................  2
OFFERING..................................................................  2
RISK FACTORS..............................................................  3
FORWARD LOOKING STATEMENTS ...............................................  5
USE OF PROCEEDS...........................................................  6
DETERMINATION OF OFFERING PRICE ..........................................  6
DIVIDEND POLICY...........................................................  6
SELLING SHAREHOLDERS .....................................................  6
PLAN OF DISTRIBUTION .....................................................  8
LEGAL PROCEEDINGS ........................................................  9
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS ....................... 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT ............ 12
DESCRIPTION OF SECURITIES ................................................ 12
INTEREST OF NAMED EXPERTS AND COUNSEL .................................... 12
LEGAL MATTERS............................................................. 12
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................ 13
ORGANIZATION IN THE LAST FIVE YEARS ...................................... 13
DESCRIPTION OF BUSINESS .................................................. 13
PLAN OF OPERATION ........................................................ 19
DESCRIPTION OF PROPERTY .................................................. 21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 21
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ................................................ 22
EXECUTIVE COMPENSATION ................................................... 22
FINANCIAL STATEMENTS ..................................................... 23
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE ................................................. 23

SUMMARY

Conrad Enterprises, Inc. was incorporated in Nevada on December 30, 1999. Conrad plans to market and sell its proprietary human resource database services to companies in the building, architectural, and construction industries. We will provide a means for companies and hiring recruiters to be able to reach and hire employees in the marketplace. Our web site will operate as an online destination for construction industry job seekers. In the process of seeking individuals to hire for projects, recruiters and human resource departments seek to save time and money. Our company will be a one-stop solution for companies seeking to hire construction industry talent in an efficient and cost-effective manner. We will also operate as a network for job seekers, corporate hiring authorities, recruiters, and industry associations who desire to connect with other individuals or organizations to reach their business goals.

We have only recently commenced business operations, thus we expect to incur operating losses for the foreseeable future. The principal executive offices are located at 1379 Hygeia Avenue, Encinitas, CA 92024. The telephone number is
(760) 239-1554.

We received our initial funding of $5,800 through the sale of common stock to investors from August 2003 until February 2004. We offered and sold 58,000 common stock shares at $0.10 per share to 58 non-affiliated private investors.


From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the year ended December 31, 2003 and the six months ended June 30, 2004, report no revenues and a net loss of $3,136. Our cumulative net loss since inception is $29,148.


OFFERING

Securities Being Offered   Up to 58,000 shares of common stock. The securities
                           being offered are those of the existing shareholders only.

Price per share            $1.50 as determined by the selling shareholders. The
                           price of $1.50 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued
and Outstanding            258,000 shares of common stock were issued and
                           outstanding as of the date of this prospectus.

Use of Proceeds            We will not receive any proceeds from the sale of the
                           common stock by the selling shareholders.

Plan of Distribution       We are unaware of the nature and timing of any future
                           sales of our common stock by existing security holders.

Registration costs         We estimate our total offering registration costs to
                           be $3,321.75.

RISK FACTORS

Investors in Conrad Enterprises, Inc. should carefully consider the following risk factors associated with our plans and product:

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS, RESULTING IN A HIGH PROBABILITY THAT THEY WILL LOSE THEIR INVESTMENT.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR CONRAD ENTERPRISES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As noted in our accompanying financial statements, our current financial condition of nominal assets and limited operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

CONRAD ENTERPRISES HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR BUSINESS, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our service means that the true market for this business may be minor or nonexistent. This could result in little or no sales.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $250,000. WITHOUT THIS FUNDING, WE MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.


     We require new funding of $250,000 in order to implement our business plan. The basis for our time frame is our business plan goal of delivering our services over a twelve month period. If we are unsuccessful at securing funding by March of 2004, the company intends to adjust its time line forward for delivering its services until funding is secured. We have not determined a final source for our funding, however we intend to consider seeking funding from venture capital sources or private sales of our securities. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven business plan. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we implement our marketing plan. Once our website has been fully developed, our subscriptions will be sold through a direct sales effort, our web site, through established reseller channels, and a proposed regional licensing program. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to be quoted on the OTC Electronic Bulletin Board. We do not know when we will be able to obtain a quote for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR DIRECTOR AND OFFICER BENEFICIALLY OWNS 78% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS. ALSO, IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR STOCK.

     Due to the controlling amount of our director and officer's share ownership in our company, he will have a significant influence in determining the outcome of all corporate transactions. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. If he decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director and officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

THE CURRENT OFFICER, RONALD RAMOS, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. CONRAD'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE CONRAD'S AFFAIRS, RESULTING IN CONRAD REMAINING A START-UP COMPANY WITH LIMITED MATERIAL OPERATIONS, NO REVENUES, OR PROFITS.

     We have not formulated a plan to resolve any possible conflicts that may arise. While Conrad has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Ramos intends to limit his role in all other business activities and devote full time services to Conrad after we raise sufficient capital through venture capital sources or the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

IF WE BECOME LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN OUR SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

     The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Conrad Enterprises, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and
     (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

     The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Conrad Enterprises, and therefore a less liquid market for the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $1.50 per share. The price was arbitrarily set based upon their collective judgement as to a price per share they were willing to accept. The price of $1.50 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 58,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from registration pursuant to
Section 4(2) as amended of the Securities Act of 1933 and completed on February 29, 2004. The following table provides as of November 11, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 258,000 shares outstanding on November 11, 2004

                             Shares        Total of        Total        Percent
                           Owned Prior      Shares         Shares        Owned
     Name of                To This        Offered         After         After
Selling Shareholder         Offering       For Sale       Offering      Offering
-------------------         --------       --------       --------      --------
Angel Acosta                 1,000          1,000            0             0
Margarita Acosta             1,000          1,000            0             0
Manuel Orduno Ayala          1,000          1,000            0             0
Cecilia Uribe Ayon           1,000          1,000            0             0
Juventino Vargas Balcazar    1,000          1,000            0             0
Adam Barker                  1,000          1,000            0             0
Yvonne Barmettler            1,000          1,000            0             0
John Batliner                1,000          1,000            0             0
Guy Benson                   1,000          1,000            0             0
Richard Lee Bibo             1,000          1,000            0             0
Roberto V. Bonilla           1,000          1,000            0             0
Tonya Brinza                 1,000          1,000            0             0
Ofelia Campos                1,000          1,000            0             0
Silvia Mota Carreon          1,000          1,000            0             0
Pedro Cervantes              1,000          1,000            0             0
Jesus Velazco Chavez         1,000          1,000            0             0
Robert Dodds                 1,000          1,000            0             0
David C or Tara Eby          1,000          1,000            0             0
Eric Emlet                   1,000          1,000            0             0
Pablo Espinoza               1,000          1,000            0             0
Jordan S. Firfer             1,000          1,000            0             0
Laura Flores                 1,000          1,000            0             0
Leonor Salinas Garcia        1,000          1,000            0             0
Agripino Gonzalez            1,000          1,000            0             0
Tim Griffin                  1,000          1,000            0             0
Shadi Hanna                  1,000          1,000            0             0
Tracy Heida                  1,000          1,000            0             0
Cynthia A. Jackson           1,000          1,000            0             0
Jaime Lara                   1,000          1,000            0             0
Elizabeth Legacy             1,000          1,000            0             0
Araceli Lopez                1,000          1,000            0             0
Manuel Lopez                 1,000          1,000            0             0
Jose Luis Salvidar Mejia     1,000          1,000            0             0
Rolando Mendoza              1,000          1,000            0             0
John Munro                   1,000          1,000            0             0
Gregorio Nevejas             1,000          1,000            0             0
Ben Nitzberg                 1,000          1,000            0             0
Ignacio Zemudio Ortega       1,000          1,000            0             0
Geraldo Osuna                1,000          1,000            0             0
Harmony Pyper                1,000          1,000            0             0
Maria Teran Quinonez         1,000          1,000            0             0

Robert Ransom                1,000          1,000            0             0
Joe Risk                     1,000          1,000            0             0
Scott Rosenkranz             1,000          1,000            0             0
Martin Ruiz                  1,000          1,000            0             0
Frank & Amelia Scarcella     1,000          1,000            0             0
Bryan Selby                  1,000          1,000            0             0
Judy Sheehan                 1,000          1,000            0             0
Julie C. Sorey               1,000          1,000            0             0
Sandy Stonesifer             1,000          1,000            0             0
Deborah Sturch               1,000          1,000            0             0
Jeanette Talvy               1,000          1,000            0             0
Luis Suarez Tapia            1,000          1,000            0             0
Angel Trujillo               1,000          1,000            0             0
Jeronimo Saavedra Vasquez    1,000          1,000            0             0
Ed Vidovich                  1,000          1,000            0             0
Robert Wheat (RBW, Inc.)     1,000          1,000            0             0
Yoshiko Wheat                1,000          1,000            0             0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Conrad other than as a shareholder as noted above at any time within the past three years;
     2. Has ever been an officer or director of Conrad; or 3. Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $1.50. The price of $1.50 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Conrad will apply to have its shares of common stock quoted on the Over the Counter Electronic Bulletin Board. Conrad anticipates once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $1.50 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by market conditions. Selling shareholders may also sell in private transactions. Conrad cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Conrad does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Conrad common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Conrad common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Conrad is bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

LEGAL PROCEEDINGS

Conrad is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of the Conrad, whose one year term will expire 03/15/05, or at such a time as his successor shall be elected and qualified is:

Name & Address          Age     Position     Date First Elected     Term Expires
--------------          ---     --------     ------------------     ------------
Ronald J. Ramos         60      President,        8/11/03             03/15/05
1379 Hygeia Avenue              Secretary,
Encinitas, CA 92024             Treasurer,
                                Director

The foregoing person may be deemed an "promoter" of Conrad, as that term is defined in the rules and regulations of the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been appointed and qualified.

Our director and officer intends to devote part time services to our company, estimated at five hours per week until such time when we raise additional funding. After we raise additional capital, per our business plan capital needs, our director intends to devote full time service to our company.

The executive officer and director of the corporation has never been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

The executive officer and director of the corporation has never been convicted in any criminal proceeding (excluding traffic violations), nor is he the subject of any criminal or legal proceeding currently pending.

RESUME

Ronald J Ramos, President, Secretary, Treasurer & Director

WORK HISTORY

From April 4th, 2004 to the present Mr. Ramos has been working as an independent business consultant.

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
Worked for Hallmark Communities, which is a land and home development company, as Vice President of Business Development and Land Acquisitions from October, 2003 through April/2004. While at the company he created a marketing program to "Rebuild San Diego" after the fires in 2003 devastated several large residential areas. This program was an outreach to residents that lost their homes with the intention of rebuilding as quickly as possible. He created the construction contract, building process, and facilitated financing for the victims of the 2003 fires to regain the homes they lost. And while at the company he also researched land acquisition opportunities.

Worked at ConstructionJobs.com, which is and online construction job database, as Executive Vice President from December, 2002 through October, 2003. While at the company he implemented and oversaw an internal pilot to acquire new customers using a phone-based lead generation and tele-sales strategy. Once benchmarked, determined the best way to grow revenue; internally or outsourced. As senior operations executive, hired, trained, and deployed personnel for implementation of the plan for growth. The focus being on new customer acquisition, renewals efficiency and affiliate programs. Once phone based revenue and prospect receptivity was benchmarked, oversaw testing of various integrated marketing approaches to continue to drive down the cost of sales. Such efforts included aggressive e-marketing. Defined areas that impacted new revenue, then executed tactics to generate revenue quickly and cost effectively. Implemented best practices operations and technology upgrades.

Worked at OTW Software, Inc. which was a software development company, as Executive Vice President, COO from January, 2000 through November, 2002. Managed the transformation of the company from a horizontal market focus, with its emphasis on selling individual and company user licenses, to vertical market strategic relationships with partner companies. Began by consulting with management of the German company on its U.S. interests in June 1999. Consulted from June 1999 through January 2000 when I was hired as Executive Vice President. Managed personnel in and from Germany. Prepared an operative business plan and began U.S. localization project, handled immigration process. Formed U.S. advisory board and recruited sales management and technical personnel, formed alliances with worldwide software development companies, made first U.S. sales personally. Developed strategic marketing plan for the company's software product's introduction. Negotiated and completed acquisition source code license, and intellectual property purchase option. Prepared the strategic plan for the company, located and hired a seasoned CEO, did "road show" presentations for first round of capital. Opened Hong Kong offices.

EDUCATION

San Diego State University, Bachelor of Science
6/1968

Earned degree from San Diego State University in Marketing in 1968. Prior to graduation, initiated into the Blue Key National Honorary Fraternity for leadership and scholastic achievement, named Junior Man of the Year, listed in Who's Who in American Colleges and Universities in 1967, and again in 1968.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT


The following table sets forth information on the ownership of Conrad's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Conrad's common stock through the most current date - November 11, 2004:


Title Of                Name &                     Amount &              Percent
 Class                 Address                  Nature of owner           Owned
 -----                 -------                  ---------------           -----
Common            Ronald J. Ramos                 200,000 (a)              78%
                  1379 Hygeia Avenue
                  Encinitas, CA 92024

Total Shares Owned by Officers
 & Directors as a Group                           200,000                  78%

----------
(a) Mr. Ramos received 200,000 shares of the company's common stock on August 15, 2003 for services related to the company's business plan. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

DESCRIPTION OF SECURITIES

Conrad's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Our Bylaws have no provision for cumulative voting for the election of directors. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Conrad, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Karen Batcher, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Conrad's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Conrad's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

ORGANIZATION IN THE LAST FIVE YEARS

Conrad Enterprises, Inc. was incorporated in Nevada on December 30, 1999. In August of 2003 the board of directors voted to seek capital and began development of our business plan. From August 2003 to February 2004 we received our initial funding through the sale of common stock to 58 non-affiliated private investors.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION


Conrad Enterprises, Inc. was incorporated in Nevada on December 30, 1999. We are a development stage company with a limited operating history and no revenues. We are actively taking the first steps in our business plan. We plan to start our marketing efforts in May 2005.

Conrad Enterprises, Inc., has a specific business plan that it is executing as aggressively as it can with the current funding level. Our director has significant experience and knowledge in the construction and online human resource businesses sufficient to successfully execute the business plan. We are an early stage company in the beginning stages of execution of our business plan. We are currently performing the tasks necessary to raise the funding to complete the plan, and continuing our business operations.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Conrad plans to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries. We intend to provide a website for companies and hiring recruiters to screen and hire employees within the construction jobs marketplace. Our website will be an online destination for providing human resource database services to construction industry clients and job seekers. In the process of seeking individuals to hire for a project, recruiters, and human resource departments seek to save time and money. We believe we will be a solution for companies seeking to hire construction industry talent in an efficient and cost-effective manner. We will operate as a networking tool for job seekers, corporate hiring authorities, recruiters, and construction industry associations seeking to connect with potential labor and management new hires. We intend to develop a regional licensing program whereby we will sell licenses to individuals or entities that have relationships with local building associations. Our licensing program is a development stage sales program that currently has no agreements, contracts written or verbal for the purchase, sale, or distribution of any licenses.

Our database will save industry employers time and money during their search for qualified employment candidates. It will also help manage their recruiting processes through our innovative, easy-to-use, online database. We plan to provide a free online resource that enables craftsmen, entry, mid, and upper level management to apply for, and find a new job. The construction industry is a large base of employment which means our service should provide to a large market. "The construction industry is one of the economy's largest industries with $1,140,387,792 billion in revenue and 6,943,582 paid employees in 2002, as reported by the U.S. Department of Commerce (2002 Economic Census: Table 2. Advanced Comparative Statistics)." "In the economy as a whole (goods-producing and service-providing sectors), construction employs about 5.2 % of all workers (U.S. Department of Labor, Bureau of Labor Statistics: NAICS 23; Construction)." We intend to act as a communications and employment directory between the potential employees needed for new construction and employers seeking to hire them in this substantial market.

Some of the issues adversely affecting human resources efforts within the construction industry are; a shortage of qualified professionals, high turnover rate, and low unemployment which exacerbates the already difficult task of hiring. In the construction industry another problem to overcome when staffing a project is the number of specialty and sub-specialty skills that require specific training and experience in order to accomplish those construction tasks. To address this issue, our database will be divided into 119 construction specific industries and 122 separate job titles. Professional recruiting services cost employers 25-35% of the candidates first year salary. Our subscription package will be offered at a fraction of the cost and for multiple placements reduces the average cost per hire from $3700 to as low as $350.

Our website is online which is currently in its development stages. Once fully developed, our job site will be a simple, cost-effective, and efficient web-based recruitment tool created for the exclusive use of construction, design, and building professionals that only accepts industry specific job postings. Our service will offer subscribers unlimited job postings and resume database searches using the powerful search tools we are developing. Some additional value added services our site will provide to employers are: a candidate management system to organize recruiting efforts, a hotlist for storing prospective new hires, direct contact links and email, and an internal search function using key terms to narrow searches. Employers may also store prospective resumes for later viewing as well as contact candidates directly through a real-time instant messaging system. Busy employers may also use the advanced search function to automatically search the database daily for targeted candidates and receive emails when the search finds a match. The primary goal of subscribers will be to locate the most well-suited candidate to hire. Our online screening and resume sorting tools will facilitate the initial interview and recruiting process helping employers to achieve their hiring goals.

Since candidates will be uploading their original resume, registered employers will be able to view the candidate's personal document which will show the organizational skills of the candidate. Employers will have the option to post a position in order to attract candidates and proactively search for a qualified candidate within the resume database. This will provide an easy and effective method for online recruiting and a significant cost reduction for employers seeking new hires. Job seekers will benefit from using an industry specific site at no cost to them. Candidates will have 24 hour / 7 day a week access to update, edit, or change their resume and view job postings by employer subscribers. Candidates will also have access to our career center which will contain informative articles, industry resources to assist in their search, and preparation for employment. Employer subscribers to our web site listings will benefit mostly from access to our large, well defined database of prospective employees resumes and the sites ease of use. We will also offer our services to small and mid-sized firms looking to fill a single position. Available to them are; discounted combination packages that consist of a single job posting, and 1 or 2 month database access.

Our subscriptions will be sold through direct sales, our web site, through our proposed licensing program, and through partnering with established resale channels such as industry associations. We believe we will be a strong competitor because we will sell licenses to regional individuals or entities that have relationships with local building associations. Additional targeted leads for our service will come from trade show participation, referrals from candidates, and leads generated by online registrations. We intend to join construction industry trade associations and advertise on their web sites and in their publications in order to promote our business. In order to promote our web site, we intend to establish links with these construction related web sites in order to increase our site's Internet traffic. In addition, online advertising will be sold to construction companies as banner ads on our web site. These ad placements will be limited and sold at a premium to keep our web site uncluttered, functional, and focused upon its main purpose which is job postings.

In order to further our business goals we have taken the following steps:

We have secured our URL (Uniform Resource Locator) or domain name, and initiated the first phase of our web site which is functioning at www.ConradJobs.com.

We have identified building associations, unions, professional organizations, publications, and trade shows to market our services.

We have had informal discussions with construction industry hiring managers regarding the viability of our proposed services.

We have identified web designers, programmers, and online marketers to build our brand and market our web site.

We have hired a software programmer to begin writing computer code for our database.


We intend to raise $250,000 to continue executing our business plan. The basis for our time frame is our business plan goal of delivering our services over a twelve month period. If we are unsuccessful at securing funding by March of 2004, the company intends to adjust its time line forward for delivering its services until funding is secured. Upon securing funding by March of 2005, our plan for delivering our services is as follows:

March 2005 - $3,000 per month general operating expenses. $10,000 per month for salaries. Purchase (8) computers, (4) printers, office equipment and furniture total of $35,000. Begin site design at a cost of $3,000 per month. Begin database programming at a cost of $25,000 per month. Hire bookkeeper at a cost of $2,500 per month.

April 2005 - $13,000 operating expenses and salaries. Continue build out of database and site expansion for search engine placement. Estimated total cost for database $100,000. Hire marketing manager at a cost of $4,000 per month.

May 2005 - $13,000 operating expenses and salaries. Hire search engine placement firm at a cost of $4,000 per month.

June 2005 - $13,000 operating expenses and salaries. $4,000 for marketing and advertising. $2,500 for office assistant. $4,000 for search engine placement. $3,000 for web design completion, $25,000 to complete database. Begin delivering our database services to the construction industry.

We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $229,000 for our business, but, we intend to raise $250,000 in funding in order to meet our current business plan goals. We have considered alternate plans that would allow us to proceed ahead with our business plan, but at a slower pace should we receive partial funding. We could ask our director and shareholders to provide us with loans, although we have not yet asked for loans at this time. Management has determined to seek funding for our business plan through venture capital sources or private sales of securities, and we have identified three venture capital firms as possible sources of funding. Those venture capital sources are Acacia Venture Partners, Norwest Venture Partners, and New Enterprize Association.

Although Conrad intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering the resumes generated on our web site to other construction industry job sites, creating web sites and databases for other job sites, or operating as a client lead source for larger job sites. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the services we offer clients to reduce costs, adjusting or reducing our in-house marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions. We estimate the company could continue to implement its business plan in a reduced capacity with $62,500 in partial funding while continuing its fund-raising efforts. We could reduce or eliminate salaries, postpone furniture purchases, and reduce the number of computers purchased. In a partial funding scenario we would seek to expand our website design and begin our database programming while seeking to eliminate other costs.


DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Conrad plans to utilize its management's background to develop and implement sales and marketing programs. Our subscriptions will be sold through a direct sales effort by our licensees and through leads generated by our web site, trade shows, and industry partnerships. We currently have no licensees. Initial targeted leads for the service will be member firms from the network of construction industry association partners we enroll and that our licensees will develop. Our proposed licensing program will be a critical component to our success. Licensees with relationships within the construction industry will be sold regional territories to operate as our direct sales force. We will also seek the endorsement of reputable construction industry associations. We believe partnerships with these associations will create credibility for our service and also show our support and commitment to the construction industry. Partnerships with construction associations, boards, companies, and individuals should lend credibility and develop sales.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Conrad has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, such as CareersInConstruction.com, ConstructionExecutives.com, ConstructionWork.com, and ConstructionJobs.com are substantially greater than those of our company. Any consideration of competitors' services should include the facts that Conrad's competitors have longer operating histories, larger customer bases, and greater brand recognition than Conrad. We are not aware of any significant barriers to Conrad's entry into the online construction human resource market, however, Conrad at this time has no market share of this market. We intend to compete through a decentralized company structure. We will sell licenses to regional users that have relationships with building associations within their territories. We will then provide training, regional advertising, and support to our licensees selling subscriptions for our services. We believe our plan to operate as a licensor within the online construction jobs human resource industry will create a competitive advantage for Conrad.

SUPPLIERS AND SOURCES OF RAW MATERIALS

Our director intends to use his experience in the construction industry and the online human resource database industry to offer our services on the Internet without the use of major suppliers of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Conrad will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Conrad Enterprises is not required to apply for or have any government approval for its products or services.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE COMPANY'S
BUSINESS

Conrad is subject to government regulation and taxing authority that applies to business generally. Conrad does not anticipate any applicable existing or probable government regulations of the Internet or databases for hiring employees to have an effect on the company's business now or in the future. To our knowledge currently there are no existing or probable state or federal governmental regulations of the Internet or databases for hiring employees in the construction jobs industry.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Conrad has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no material effect on Conrad's operations to date, and due to the nature of our business we do not anticipate any future adverse effects.

NUMBER OF EMPLOYEES

Conrad's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when Conrad raises capital per its business plan. Our business plan calls for hiring five new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We currently have no plans to provide an annual report that includes our audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Conrad's current cash balance is $5,652. Until approximately March of 2005, we believe we will be able to maintain a sufficient cash balance necessary to fund minimum levels of operations, estimated to be less than $500 per month. Those operations would be limited to working with an outsourced database programmer, web designer, and networking with construction associations. While our cumulative net loss since inception is $29,148, $20,000 of this loss is for the value of shares we issued to our director. In order to achieve our business plan goals, we will need to raise capital. We have not determined a final source for this funding, however, we intend to consider seeking funding from venture capital sources or private sales of our securities. We have identified three potential venture capital sources. Those venture capital sources are Acacia Venture Partners, Norwest Venture Partners, and New Enterprize Association. There are no pending arrangements, agreements or contracts with any venture capital sources to provide funding to the company. We have sold $5,800 in equity securities to pay for our minimum level of operations. Until we are able to secure additional funding, we will rely upon capital contributions from our director or we may consider asking our shareholders for interim funding.


We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets, minimal working capital, and limited current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, no revenues, or profits. Although management has experience in the online job database market and believes the plan for Conrad will generate revenue and profit, there is no guarantee his past experiences will provide Conrad with similar future successes.

As of the date of this filing, we have taken the following steps: developed our business plan, secured our URL (Uniform Resource Locator) or domain name, begun creation of our web site which is currently in its development stages, hired a software programmer to begin writing computer code for our database, and raised initial funding of $5,800. The status of our web site is as follows; we have designed a graphic logo, reserved our domain name, begun writing of the computer code for our database. We intend to begin our marketing initiatives in May 2005. We are now in the process of registering the securities sold in August 2003 through February 2004 with the Securities and Exchange Commission. We then intend to contact a market maker and apply for the common shares of the company to be quoted on the Over the Counter Electronic Bulletin Board (OTCBB). We cannot assure that the company's shares will be quoted for trading on the OTCBB. We believe the above listed steps will help the company be more attractive to investors who are hesitant to invest in private companies with no exit strategy. Our business plan includes a need for cash of $250,000 by March 2005. We plan to raise this capital through venture capital sources or private sales of our securities, however, at this time we do not have any agreements with or commitments from any financial source to provide this capital.
After raising funding, and incurring projected offering costs of $3,300 (approximately 1% of the projected funds), we plan to purchase computers and furnishings at a cost of $35,000, initiate our web design phase at a cost of $3,000 per month, begin programming for our database at a cost of $25,000 per month, and hire a bookkeeper at a cost of $2,500 per month. We also plan to begin our marketing efforts in May of 2005 at a cost of $4000 per month. In May of 2005 we will begin our search engine placement at a cost of $4,000 per month. All of our future business plan steps represent management's goals, not certainties. We will rely upon our management's business skills, contacts in the construction industry, and knowledge of online construction jobs industry in order to achieve our business plan goals.


In order to meet all of our current business plan goals, we need to receive funding. We will use the funding we receive to provide cash for our business plan, as cash flow from sales is not estimated to begin until the third quarter of 2005. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our design and programming, and a shortfall of funding due to our inability to raise capital. If no funding is received, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Our director intends to continue funding our business plan if necessary. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Conrad. We have not yet approached our shareholders to seek additional funds. To date, there have been no loans by the director to Conrad, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind with our director, our shareholders, or any outside sources.

Should we receive only partial funding we will consider moving ahead with our business plan at a slower pace. We could modify our business plan to implement our plan over a longer timetable, reduce the scope of services offered, or seek out a partnership with an existing personnel agency whereby we offer our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions. We estimate the company could continue to implement its business plan in a reduced capacity with $62,500 in partial funding while continuing its fund-raising efforts. We could reduce or eliminate salaries, postpone furniture purchases, and reduce the number of computers purchased. In a partial funding scenario we would seek to expand our website design and begin our database programming while seeking to eliminate other costs. We would research any viable business strategy in an effort to retain shareholder value. This could include operating as an outsource database programming and web development company for other companies or reducing our overhead to afford us more time to seek additional funding.


Our business plan provides for an increase of 5 employees during the next twelve months.

DESCRIPTION OF PROPERTY

Conrad's principal executive office address is 1379 Hygeia Avenue, Encinitas, CA 92024. The principal executive office and telephone number are provided by Mr. Ramos, the officer and director of the corporation. The office is used by the officer for other business interests. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $250,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Ramos, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes. The board agreed to pay Mr. Ramos 200,000 shares of the company's common stock for services relating to the Company's business plan on August 15, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.


The Company is recording $500 a month in general and administrative expenses for time the director is donating to the corporation. For the periods ended June 30, 2004 and December 31, 2003 the Company recorded $3,000 and $6,000 respectively, for donated services.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Conrad plans to contact a market maker and apply to have the common shares quoted on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of November 11, 2004, Conrad had 59 shareholders of record. We have paid no cash dividends and have no outstanding options. As of the date of this filing, there have been no discussions or understandings between Conrad or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. Pursuant to this registration statement the company is seeking to register 58,000 shares held by 58 non-affiliated shareholders. The officer and director holds a total of 200,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Conrad's current officer receives no compensation. The current Board of Directors is comprised of only Mr. Ronald Ramos.

                                              Other
Name and                                     Annual       Restricted                            All Other
Principal                                    Compen-        Stock        Options       LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
R Ramos       2002       -0-        -0-         -0-           -0-           -0-         -0-        -0-
President     2003       -0-        -0-         -0-           -0-           -0-         -0-        -0-

There are no current employment agreements between the company and its executive officer.

The board agreed to pay Mr. Ramos for services related to the company's business plan 200,000 shares of the company's common stock on August 15, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

The terms of this stock issuance was as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.

The officer currently devotes an immaterial amount of time to manage the affairs of the company. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officer and director has the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $22,000 at each month end. When positive cash flow reaches $22,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Conrad in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Conrad for the years ended December 31, 2003 and 2002, and the six months ended June 30, 2004, and the related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Conrad Enterprises, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Conrad Enterprises, Inc. (A Development Stage Company) as of June 30, 2004 and December 31, 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months ended June 30, 2004, 2003 and year ended December 31, 2003 and for the period of December 30, 1999 (inception) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the six months ended June 30, 2004, 2003 and year ended December 31, 2003 and for the period of December 30, 1999 (inception) to June 30, 2004, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
---------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
November 10, 2004 (revised)
September 24, 2004

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of              As of
                                                                      June 30,          December 31,
                                                                        2004               2003
                                                                      --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $  5,652           $  1,488
                                                                      --------           --------
TOTAL CURRENT ASSETS                                                     5,652              1,488
                                                                      --------           --------

      TOTAL ASSETS                                                    $  5,652           $  1,488
                                                                      ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES                                                           $     --                 --

STOCKHOLDERS' EQUITY
  Common stock, ($.001 par value, 50,000,000 shares
   authorized; 258,000 and 243,000 issued and outstanding as
   of June 30, 2004 and December 31, 2003, respectively.)                  258                243
  Additional paid-in capital                                            34,542             30,057
  Stock subscription receivable                                             --             (2,800)
  Deficit accumulated during development stage                         (29,148)           (26,012)
                                                                      --------           --------
TOTAL STOCKHOLDERS' EQUITY                                               5,652              1,488
                                                                      --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $  5,652           $  1,488
                                                                      ========           ========

                     See Notes to the Financial Statements

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                    December 30, 1999
                                    Six Months       Six Months                       (inception)
                                      Ended            Ended         Year Ended         through
                                     June 30,         June 30,       December 31,       June 30,
                                      2004             2003             2003             2004
                                    ---------        ---------        ---------        ---------
REVENUES                            $      --        $      --        $      --        $      --

OPERATING COSTS
  Consulting expense (note 5)              --           20,000           20,000           20,000
  Administrative expense                3,136            3,000            6,012            9,148
                                    ---------        ---------        ---------        ---------
TOTAL OPERATING COSTS                   3,136           23,000           26,012           29,148
                                    ---------        ---------        ---------        ---------

NET INCOME (LOSS)                   $  (3,136)       $ (23,000)       $ (26,012)       $ (29,148)
                                    =========        =========        =========        =========

BASIC EARNINGS (LOSS) PER SHARE     $   (0.01)       $    0.00            (0.31)
                                    =========        =========        =========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING            253,193               --           83,874
                                    =========        =========        =========

                     See Notes to the Financial Statements

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 30, 1999 (inception) through June 30, 2004
--------------------------------------------------------------------------------

                                                                                                     Deficit
                                                                                                   Accumulated
                                                              Common     Additional     Stock        During
                                                  Common      Stock       Paid-in    Subscription  Development
                                                  Stock       Amount      Capital     Receivable      Stage         Total
                                                  -----       ------      -------     ----------      -----         -----
Beginning balance                                      --      $  --      $    --      $     --      $     --      $     --

Net lncome, December 31, 1999                                                                              --            --
                                                 --------      -----      -------      --------      --------      --------
BALANCE, DECEMBER 31, 1999                             --         --           --            --            --            --
                                                 ========      =====      =======      ========      ========      ========
Net lncome, December 31, 2000                                                                              --            --
                                                 --------      -----      -------      --------      --------      --------
BALANCE, DECEMBER 31, 2000                             --         --           --            --            --            --
                                                 ========      =====      =======      ========      ========      ========
Net lncome, December 31, 2001                                                                              --            --
                                                 --------      -----      -------      --------      --------      --------
BALANCE, DECEMBER 31, 2001                             --         --           --            --            --            --
                                                 ========      =====      =======      ========      ========      ========
Net lncome, December 31, 2002                                                                              --            --
                                                 --------      -----      -------      --------      --------      --------
BALANCE, DECEMBER 31, 2002                             --         --           --            --            --            --
                                                 ========      =====      =======      ========      ========      ========
Common stock issued on August 15, 2003
for services rendered @ $0.10 per share           200,000        200       19,800                                    20,000

Common stock issued on October 3, 2003
for subscription receivable @ $0.10 per share      31,000         31        3,069        (3,100)                         --

Common stock issued on December 30, 2003
for subscription receivable @ $0.10 per share      12,000         12        1,188        (1,200)                         --

On December 3, 2003 the Company received
cash on a stock subscription receivable                                                   1,500                       1,500

Donated services (note 5)                                                   6,000                                     6,000

Net loss, December 31, 2003                                                                           (26,012)      (26,012)
                                                 --------      -----      -------      --------      --------      --------
BALANCE, DECEMBER 31, 2003                        243,000        243       30,057        (2,800)      (26,012)        1,488
                                                 ========      =====      =======      ========      ========      ========
On January 7, 2004 the Company received
cash on a stock subscription receivable                                                     400                         400

Common stock issued on February 28, 2004
for subscription receivable @ $0.10 per share      15,000         15        1,485        (1,500)                         --

On February 20, 2004 the Company received
cash on a stock subscription receivable                                                   2,100                       2,100

On March 4, 2004 the Company received
cash on a stock subscription receivable                                                   1,800                       1,800

Donated services (note 5)                                                   3,000                                     3,000

Net loss, June 30, 2004                                                                                (3,136)       (3,136)
                                                 --------      -----      -------      --------      --------      --------
BALANCE, JUNE 30, 2004                            258,000      $ 258      $34,542      $     --      $(29,148)     $  5,652
                                                 ========      =====      =======      ========      ========      ========

                     See Notes to the Financial Statements

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                December 30, 1999
                                                  Six Months      Six Months                      (inception)
                                                    Ended           Ended         Year Ended        through
                                                   June 30,        June 30,      December 31,       June 30,
                                                    2004            2003            2003             2004
                                                  ---------       ---------       ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                             $  (3,136)      $ (23,000)      $ (26,012)       $ (29,148)
    Increase (decrease) in accounts payable              --          20,000              --               --
    Common stock issued for services                     --              --          20,000           20,000
                                                  ---------       ---------       ---------        ---------
     NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES                                     (3,136)         (3,000)         (6,012)          (9,148)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING
      ACTIVITIES                                         --              --              --               --

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock                            15              --              43               58
     Additional paid in capital                       4,485           3,000          10,257           11,742
     Stock subscription receivable                    2,800              --          (2,800)              --
                                                  ---------       ---------       ---------        ---------
     NET CASH PROVIDED BY (USED IN) FINANCING
      ACTIVITIES                                      7,300           3,000           7,500           11,800
                                                  ---------       ---------       ---------        ---------

    NET INCREASE (DECREASE) IN CASH                   4,164              --           1,488            2,652

    CASH AT BEGINNING OF PERIOD                       1,488              --              --               --
                                                  ---------       ---------       ---------        ---------

    CASH AT END OF PERIOD                         $   5,652       $      --       $   1,488        $   2,652
                                                  =========       =========       =========        =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
     Interest paid                                $      --       $      --       $      --        $      --
                                                  =========       =========       =========        =========
     Income taxes paid                            $      --       $      --       $      --        $      --
                                                  =========       =========       =========        =========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
     Common stock issued for services             $      --       $      --       $ 200,000        $ 200,000
                                                  =========       =========       =========        =========

                     See Notes to the Financial Statements

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Conrad Enterprises, Inc (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999. The Company has limited operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company plans to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries. The Company has initiated operations including; capital formation, organization, set-up of their website, development of their business plan, identified building associations, unions, professional organizations, publications, and trade shows to market their services, had informal discussions with construction industry hiring managers regarding the viability of their services, identified web designers, programmers, and online marketers to build their brand and market their website, and hired a software programmer to begin writing computer code for their database.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

b. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d. Development Stage

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

e. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $29,148 during the period from inception (December 30, 1999) to June 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                            CONRAD ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


The Company is recording $500 a month in general and administrative expenses for time a director is donating to the corporation. For the periods ended June 30, 2004 and December 31, 2003 the Company recorded $3,000 and $6,000, respectively for donated services.

For the year ended December 31, 3004, the Company issued 20,000 in common stock @ $.10 per share to a director (a related party) for services rendered.

NOTE 6. INCOME TAXES

                                                             As of June 30, 2004
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 4,372
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       4,372
     Valuation allowance                                            (4,372)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. COMMITMENTS & CONTINGENCIES

The Company has elected to pay all costs related to a proposed future offering. The estimated costs are $3,300.

NOTE 8. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                     $      0
     2000 Net Operating Income                                            0
     2001 Net Operating Income                                            0
     2002 Net Operating Income                                            0
     2003 Net Operating Loss                                        (26,012)
     2004 Net Operating Loss (six months)                            (3,136)
                                                                   --------

     Net Operating Loss                                            $(29,148)
                                                                   ========

As of June 30, 2004, the Company has a net operating loss carryforwards of approximately $29,148. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable. All stock transactions have been retroactively restated to reflect a ten for one stock split.

On August 15, 2003 the Company issued 200,000 shares of common stock to a director for services rendered valued at $0.10 per share.

On October 3, 2003 the Company issued 31,000 shares of common stock for cash at $0.10 per share.

On December 30, 2003 the Company issued 12,000 shares of common stock for cash at $0.10 per share.

As of December 31, 2003 the Company had 243,000 shares of common stock issued and outstanding.

On February 28, 2004 the Company issued 15,000 shares of common stock for cash at $0.10 per share.

As of June 30, 2004 the Company had 258,000 shares of common stock issued and outstanding.

NOTE 10.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2004:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 258,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Conrad's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Conrad, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are noted below. All amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee           $  21.75
     Accounting fees and expenses                                  $1800.00
     Legal fees                                                    $1500.00
                                                                   --------
     Total                                                         $3321.75
                                                                   ========

Conrad will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. We plan to rely upon our current director to provide funding for our offering. Our director has no formal commitments, arrangements or legal obligation to advance or loan funds to Conrad.

RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 2003, the shareholders authorized the issuance of 200,000 shares of common stock to Mr. Ronald Ramos for services related to the company's business plan for a total of 200,000 Rule 144 shares. The company relied upon
Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares, in satisfaction of management services, to its officer and director, which does not constitute a public offering.

From the period of approximately August 24, 2003 until February 29, 2004, the company offered and sold 58,000 shares at $0.10 per share to 58 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. It is the belief of management that each of the individuals who invested have such sophistication knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.


                                    EXHIBITS

     Exhibit 3.1     Articles of Incorporation             Included Previously
     Exhibit 3.2     Bylaws                                Included Previously
     Exhibit 5       Opinion re: Legality                  Included
     Exhibit 23.1    Consent of counsel                    Included in Exhibit 5
     Exhibit 23.2    Consent of independent auditor        Included
     Exhibit 99      Subscription Agreement                Included



UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Encinitas, state of California, on November 11, 2004.


                                     Conrad Enterprises, Inc.


                                        /s/ Ronald J. Ramos
                                        -------------------------------
                                     By Ronald J. Ramos
                                        (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Ronald J. Ramos                                           November 11, 2004
---------------------------------                             -----------------
Ronald J. Ramos, President                                          Date
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)